                          Securities and Exchange Commission

                                Washington, D.C.  20549
                                        Form 8-K

                                   Current Report
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)    December 31, 1996



                             SCRIPTEL HOLDING, INC.
                 (Exact name of registrant as specified in its charter)

  Delaware                        0-20938                         31-1069865
(State or other jurisdiction    ( Commission                  ( IRS Employer
  of incorporation)              file number)              Identification No.)


4153 Arlingate Plaza        Columbus, OH         43228
( Address of principal executive offices)

                                (614) 276-8402
                         (Registrant's telephone number,
                               including area code)

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Item 2.  Acquisition Or Disposition Of Assets

On December 31, 1996, Coloray Display Corporation ("Coloray")-- until then a majority owned subsidiary of the Company -- and the Company entered into a consulting agreement with M. Kathy Vieth, former president of Coloray, for the purpose of having Ms. Vieth promote Coloray's technology, license that technology to other companies, and seek a monetary return on that technology. As part of the agreement with Ms. Vieth, Scriptel transferred to Ms. Vieth 50,000 of its shares of Coloray common stock. This reduced Scriptel's ownership interest in Coloray to forty-six percent (46%), and Coloray then ceased to be a consolidated subsidiary of Scriptel. Because of this, Scriptel expects to report approximately $3.5 million lower liabilities at December 31, 1996 than if it had continued to consolidate Coloray.

The following unaudited pro forma condensed consolidated financial statements are filed with this report:

Pro forma condensed consolidated balance sheet as of September 30, 1996.

Pro forma condensed consolidated statements of operations for the year ended December 31, 1995, and for the nine months ended September 30, 1996.

The pro forma condensed consolidated balance sheet of the Company as of September 30, 1996 reflects the financial position of the Company after giving effect to the elimination of Coloray from the consolidated financial statements for the reasons disclosed above and assumes the disposition took place on September 30, 1996. The pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 assume that the disposition of a majority interest in Coloray occurred on January 1, 1995, and are based on the operations of the Company for those periods.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are for illustrative purposes only and are not necessarily indicative of the future financial position or results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the disposition only as of December 31, 1996, the date of the transfer of Coloray's shares.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

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Scriptel Holding, Inc. and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
September 30, 1996

                                                   Pro Forma
                                     Historical   Adjustments      Pro Forma
                                     ----------   --------------  ----------
Assets

Total current assets                 $  191,000   $      ---      $  191,000
Property and equipment, net             562,000          ---         562,000
Patents, net                            130,000     (130,000) (A)        ---
Other assets                             60,000          ---          60,000
                                     ----------   ----------      ----------
     Total assets                    $  943,000   $ (130,000)     $  813,000
                                     ==========   ==========      ==========

Liabilities and Stockholder's Deficit

Current liabilities:
 Notes payable                       $5,041,000   $  (48,000) (A) $4,993,000
 Accounts payable                     1,959,000     (592,000) (A)  1,367,000
 Accrued interest                     1,441,000       (2,000) (A)  1,439,000
 Accrued loss on discontinued
    operations                          450,000          ---         450,000
 Other accrued liabilities            6,762,000   (2,883,000) (A)  3,879,000
                                     ----------   ----------      ----------
     Total current liabilities       15,653,000   (3,525,000)     12,128,000
Notes payable, long-term              1,520,000          ---       1,520,000
Commitments and contingencies
Stockholders' deficit:
 Common stock                         2,637,000          ---       2,637,000
 Additional paid in capital          42,174,000          ---      42,174,000
 Accumulated deficit                (61,033,000)   3,395,000 (A) (57,638,000)
 Notes receivable - stockholders         (8,000)         ---          (8,000)
                                     ----------   ----------      ----------
  Total stockholders' deficit       (16,230,000)   3,395,000     (12,835,000)
                                     ----------   ----------      ----------
 Total liabilities and
   stockholders' deficit             $  943,000   $ (130,000)     $  813,000
                                     ==========   ==========      ==========

(A) To eliminate Coloray assets and liabilities included in the historical balance sheet as of September 30, 1996.

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Scriptel Holding, Inc. and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) For the year ended December 31, 1995

                                                   Pro Forma
                                     Historical   Adjustments      Pro Forma
                                     ----------   --------------  ----------
Revenues                             $  431,000   $ (201,000) (A) $  230,000
Cost of sales                           360,000          ---         360,000
                                     ----------   ----------      ----------
                                         71,000     (201,000)       (130,000)
Costs and expenses:
 General and administrative           3,708,000     (800,000) (A)  2,908,000
 Sales and marketing                    258,000          ---         258,000
 Research and development             5,117,000   (2,950,000) (A)  2,167,000
                                     ----------   ----------      ----------
   Total costs and expenses           9,083,000   (3,750,000)      5,333,000
                                     ----------   ----------      ----------
   Loss from operations              (9,012,000)   3,549,000      (5,463,000)

Other expense (income):
 Interest expense                     1,967,000      (34,000) (A)  1,933,000
 Finance charge                       2,958,000          ---       2,958,000
 Other expense, net                     (66,000)      66,000  (A)        ---
 (Income)loss on sale of assets         323,000       27,000  (A)    350,000
                                     ----------   ----------      ----------
   Total other expense                5,182,000       59,000       5,241,000
                                     ----------   ----------      ----------
   Loss from continuing operations  (14,194,000)   3,490,000     (10,704,000)

Loss from discontinued operations      (955,000)         ---        (955,000)
                                     ----------   ----------      ----------
  Net loss                         $(15,149,000)  $3,490,000    $(11,659,000)
                                     ==========   ==========      ==========

Loss per share of common stock:
 Continuing operations                   $ (0.81)                    $ (0.62)
 Discontinued operations                   (0.05)                      (0.05)
                                         -------                     -------
  Net loss per share                     $ (0.86)                    $ (0.67)
                                         =======                     =======
Weighted average number of common
 shares used in computing net
 loss per share                       17,519,171                  17,519,171
                                      ==========                  ==========

(A) To eliminate the results of Coloray's operations included in the historical statement of operations for the year ended December 31, 1995.

Scriptel Holding, Inc. and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) For the nine months ended September 30, 1996

                                                   Pro Forma
                                     Historical   Adjustments      Pro Forma
                                     ----------   --------------  ----------
Revenues                             $  372,000   $      ---      $  372,000
Cost of sales                           319,000          ---         319,000
                                     ----------   ----------      ----------
                                         53,000          ---          53,000
Costs and expenses:
 General and administrative           3,172,000      (79,000) (A)  3,093,000
 Sales and marketing                    177,000          ---         177,000
 Research and development             3,665,000   (2,741,000) (A)    924,000
                                     ----------   ----------      ----------
   Total costs and expenses           7,014,000   (2,820,000)      4,194,000
                                     ----------   ----------      ----------
   Loss from operations              (6,961,000)   2,820,000      (4,141,000)

Other expense (income):
 Interest expense                       756,000          ---         756,000
 Finance charge                       2,610,000          ---       2,610,000
 Other expense, net                         ---          ---             ---
 (Income)loss on sale of assets         148,000     (148,000) (A)        ---
                                     ----------   ----------      ----------
   Total other expense                3,514,000     (148,000)      3,366,000
                                     ----------   ----------      ----------
   Loss from continuing operations  (10,475,000)   2,968,000      (7,507,000)

Loss from discontinued operations           ---          ---             ---
                                     ----------   ----------      ----------
  Net loss                         $(10,475,000)$  2,968,000     $(7,507,000)
                                     ==========   ==========      ==========

Loss per share of common stock:
 Continuing operations                  $ (0.45)                     $ (0.32)
 Discontinued operations                    ---                          ---
                                        -------                      -------
  Net loss per share                    $ (0.45)                     $ (0.32)
                                        =======                      =======
Weighted average number of common
 shares used in computing net
 loss per share                      23,303,970                   23,303,970
                                     ==========                   ==========

(A) To eliminate the results of Coloray's operations included in the historical statement of operations for the nine months ended
September 30, 1996.

Item 5.  Other Events

On December 31, 1996, Walter T. Krumm, a major creditor of the Company, converted his interest in the $772,399 indebtedness due by Scriptel to him on that date into 7,723,994 shares of Scriptel Common Stock. In addition, as further inducement to effect the conversion and for other consideration, including the prior relinquishment of 1,800,000 warrants to the Company so as to provide the Company with sufficient authorized shares to effectuate certain private offerings last year, Mr. Krumm and the Company also agreed to cancel Mr. Krumm's currently owned warrants to purchase 5,669,332 shares of Scriptel Common Stock at prices ranging from $0.40 to $0.75 per share and expiring at various dates through November 2002 and replace them with a new warrant to purchase 5,669,332 shares at an exercise price of $0.14 per share. The new warrant is exercisable until December 31, 2001, subject to earlier termination if the Company's stock price exceeds $1.00 per share. The shares which were issued, and the shares to be issued if the new warrant is exercised, are subject to the provisions of Rule 144 promulgated by the Securities and Exchange Commission, and Mr. Krumm has demand registration rights on them. A copy of the agreement with Mr. Krumm is attached to this Form 8-K as an exhibit.

After the 7,723,994 shares were issued, Scriptel had 41,935,451 shares issued and outstanding. Including shares Mr. Krumm previously owned, his total shares held on that day were 8,741,616 shares, or 20.8% of total outstanding shares. If all of the new warrants were also exercised, Mr. Krumm would own approximately 30.3% of the shares then outstanding.

Item 7.  Financial Statements And Exhibits

(a) Financial statements of business acquired.
     Not applicable.

(b) Pro forma financial information.
     See the pro forma financial statements included with this Form 8-K as part of item 2 above.

(c) Exhibits.
    10.X SECURITIES EXCHANGE AGREEMENT dated December 31, 1996 between Scriptel and Walter T. Krumm.


Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 13, 1997
Scriptel Holding, Inc.
(Registrant)

By:   /s/ Frederick A. Niebauer
          Frederick A. Niebauer
          Treasurer  (principal financial and accounting officer)